Exhibit 10.50

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of the 3rd day of January, 2011, by and among Pacific Office Properties Trust, Inc., a Maryland corporation (the “Corporation”), and the subscribers set forth on the signature pages hereto (collectively, the “Subscribers”).

WITNESSETH:

WHEREAS, the Corporation proposes to undertake an underwritten, registered public offering of its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-11 (File No. 333-169729) filed with the Securities and Exchange Commission on October 4, 2010 (the “Offering”); and

WHEREAS, the Subscribers desire to purchase Common Stock in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SUBSCRIPTION FOR SHARES

Section 1.1 Each Subscriber hereby subscribes for and agrees to purchase at the Closing (as defined below) the number of shares (the “Shares”) of Common Stock indicated in this Agreement on the terms provided for herein. Each Subscriber agrees to and understands the terms and conditions upon which the Common Stock is being offered. The price per Share paid by the Subscriber shall be the public offering price for the Common Stock in the Offering. The aggregate purchase price for the Shares purchased by each Subscriber will be the dollar amount set forth opposite the name of such Subscriber on Schedule A (the “Committed Purchase Amount”), and the number of Shares purchased by each Subscriber will be the number obtained by dividing the Committed Purchase Amount for such Subscriber by the public offering price per Share for the Common Stock in the Offering. The date, time and place of the consummation of the Offering shall be referred to herein as the “Offering Closing.”

Section 1.2 Termination. In the event that the Offering Closing is not consummated on or prior to February 28, 2011, then this Agreement shall automatically terminate on February 28, 2011 and shall thereafter be of no further force or effect.

ARTICLE II

CONDITIONS; CLOSING

Section 2.1 Conditions to the Corporation’s Obligations. The obligations of the Corporation to effect the transactions contemplated hereby shall be subject to the following conditions precedent:

(i) The representations and warranties of each Subscriber contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date (as defined below) as if made on and as of such date;

(ii) The obligations of each Subscriber contained in this Agreement shall have been duly performed on or before the Closing Date and no such Subscriber shall have breached any of its covenants contained herein in any material respect;

(iii) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(iv) The Offering Closing shall be occurring concurrently with the Closing (as defined below) (or the Closing shall occur prior to, but be conditioned upon the immediate subsequent occurrence of, the Offering Closing); and

(v) Each Subscriber shall have executed and delivered to the Corporation a lock-up agreement in the form attached hereto as Exhibit A.

Any or all of the foregoing conditions may be waived by the Corporation in its sole and absolute discretion.

Section 2.2 Conditions to the Subscribers’ Obligations. The obligations of each Subscriber to effect the transactions contemplated hereby shall be subject to the following conditions precedent:

(i) The representations and warranties of the Corporation contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date as if made on and as of such date;

(ii) The obligations of the Corporation contained in this Agreement shall have been duly performed on or before the Closing Date and the Corporation shall not have breached any of its covenants contained herein in any material respect;

(iii) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

(iv) The Offering Closing shall be occurring concurrently with the Closing (or the Closing shall occur prior to, but be conditioned upon the immediate subsequent occurrence of, the Offering Closing).

Section 2.3 Closing. The date, time and place of the consummation of the transactions contemplated hereby (the “Closing” or the “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the Offering Closing, in the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019.

Section 2.4 Closing Deliveries. At the Closing, each Subscriber will pay its Committed Purchase Amount in cash by wire transfer of immediately available funds to an account designated upon reasonable advance notice by the Corporation. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through such third party as may be applicable, the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Closing Documents and other items shall include, without limitation, evidence of delivery of uncertificated Shares by book-entry and/or other evidence of the transfer of Shares to the applicable Subscribers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS

Each Subscriber, severally, and not jointly or jointly and severally, represents and warrants to the Corporation as set forth below in this Article 3, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the Closing Date (provided, that any Subscriber that is a natural person makes the below representations and warranties only to the extent applicable to an individual and not an entity):

Section 3.1 Organization; Authority; Enforceability. Such Subscriber has been duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its formation. Such Subscriber has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by the Subscriber in connection herewith. All of such actions have been duly authorized and approved by all persons or entities authorized to take such required action. This Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

Section 3.2 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by such Subscriber in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the business, financial condition or results of operations (a “Material Adverse Effect”) of such Subscriber.

Section 3.3 No Violation. None of the execution, delivery or performance of the Agreement, and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Corporation of (A) the organizational documents, including the operating agreement, if any, of such Subscriber, (B) any agreement, document or instrument to which such Subscriber is a party or by which such Subscriber is bound, or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on such Subscriber or by which such Subscriber or its assets are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach, default or right would not have a Material Adverse Effect.

Section 3.4 Investment Purposes. Such Subscriber acknowledges its understanding that the offering and issuance of Common Stock to be acquired by it pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Corporation’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of such Subscriber contained herein. In furtherance thereof, such Subscriber, severally, and not jointly or jointly and severally, represents and warrants to the Corporation as follows:

Section 3.4.1 Investment. Such Subscriber is acquiring Common Stock hereunder solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof. Such Subscriber agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Common Stock acquired hereunder, unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for such Subscriber (which counsel shall be reasonably acceptable to the Corporation) shall have furnished the Corporation with an opinion, reasonably satisfactory in form and substance to the Corporation, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act.

Section 3.4.2 Knowledge. Such Subscriber is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D). Such Subscriber is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. Such Subscriber is able to bear the economic risk of holding the Common Stock for an indefinite period and is able to afford the complete loss of its investment in the Common Stock; such Subscriber has received and reviewed all information and documents about or pertaining to the Corporation, the business and prospects of the Corporation and the issuance of the Common Stock, as such Subscriber deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Corporation, the business and prospects of the Corporation and the Common Stock, which such Subscriber deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Stock. Such Subscriber has discussed with its professional, legal, tax and financial advisors (to the extent such Subscriber deems necessary or advisable) the suitability of the transactions contemplated by this Agreement with respect to such Subscriber’s particular tax and financial situation, and such Subscriber has not relied on the Corporation or any of its officers, directors, affiliates or professional advisors for such advice as to such consequences.

Section 3.4.3 Holding Period. Such Subscriber acknowledges that it has been advised that (i) the Shares issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and such Subscriber understands that the Corporation has no obligation to register such Subscriber’s Shares; accordingly, such Subscriber may have to bear indefinitely the economic risks of an investment in such Common Stock, (ii) a restrictive legend in the form hereafter set forth shall be placed on certificates, if any, representing the Shares, and (iii) a notation shall be made in the appropriate records of the Corporation indicating that the Shares issued hereunder are subject to restrictions on transfer.

Section 3.4.4 Legend. Each certificate, if any, representing the Shares issued pursuant to this Agreement, unless registered in accordance with applicable U.S. securities laws, shall bear the following legend (in addition to any other legend required by the charter of the Corporation or any applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

Section 3.5 No Brokers. Neither such Subscriber nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Corporation or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 3.6 No Litigation. There are no suits, actions or proceedings against such Subscriber pending or, to the knowledge of such Subscriber, threatened that (i) affect or challenge the legality, validity or enforceability of this Agreement and the other agreements contemplated by this Agreement to be executed by such Subscriber, or the transactions contemplated hereby or thereby, or (ii) could, if there were an unfavorable decision, reasonably be expected to have a Material Adverse Effect on such Subscriber.

Except as set forth in this Article III, no Subscriber makes any representation or warranty of any kind, express or implied, and the Corporation acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to the Subscribers as set forth below in this Article 4, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

Section 4.1 Organization; Authority; Enforceability. The Corporation has been duly incorporated, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Corporation has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by the Corporation in connection herewith. The execution, delivery and performance of this Agreement by the Corporation have been duly and validly authorized by all necessary action of the Corporation. This Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

Section 4.2 Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscribers made hereunder and except in connection with the Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Corporation in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the Offering Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

Section 4.3 Non-Contravention. Assuming the accuracy of the representations and warranties of the Subscribers made hereunder, none of the execution, delivery or performance of this Agreement by the Corporation and the consummation of the subscription transactions contemplated hereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Corporation or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Corporation or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

Section 4.4 Common Stock. The Shares issuable at the Closing in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Corporation is a party or by which it is bound.

Section 4.5 No Broker. Neither the Corporation nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Subscriber or any of its respective affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in this Article 4, the Corporation does not make any representation or warranty of any kind, express or implied, and each Subscriber acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of Representations. All representations, warranties, and agreements made in this Agreement, or pursuant hereto, shall survive the Closing and any investigation at any time made by or on behalf of the parties.

Section 5.2 Notices. All notices, requests, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (a) when delivered personally; (b) on the following business day when sent by overnight courier; (c) on dispatch when sent by telecopy, so long as a copy of such communication is immediately thereafter mailed as provided in this Section; and (d) when mailed by first class mail, postage prepaid, to the main office of the Corporation and to each Subscriber at its respective address set forth on Schedule A hereto.

Section 5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without reference to principles of conflicts of laws. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in any federal court located in Illinois, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Illinois courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

Section 5.4 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement shall not be amended or modified in any respect unless agreed to in writing by all of the parties hereto.

Section 5.5 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

Section 5.6 No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 5.7 Headings. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

Section 5.8 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 5.9 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 5.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 5.11 Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

Section 5.12 Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

Section 5.13 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

Section 5.14 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:	/s/ James R. Ingebritsen
Name:	James R. Ingebritsen
Title:	President and Chief Executive Officer

S-1

SUBSCRIBERS:

SHIDLER EQUITIES, L.P.,
a Hawaii limited partnership

By:		Shidler Equities Corp., a Hawaii corporation

	By:	/s/ Jay H. Shidler
Name: Jay H. Shidler
Title: Its President

JRI EQUITIES, LLC,
a California limited liability company

By:		/s/ James R. Ingebritsen
Name: James R. Ingebritsen
Title: Its Managing Member

MJR EQUITIES, LLC,
a California limited liability company

By:		/s/ Matthew J. Root
Name: Matthew J. Root
Title: Its Managing Member

/s/ Lawrence J. Taff
Lawrence J. Taff

/s/ James C. Reynolds
James C. Reynolds

S-2

SCHEDULE A

TO SUBSCRIPTION AGREEMENT

Subscriber	Committed Purchase Amount

Shidler Equities, L.P. 841 Bishop Street, Suite 1700 Honolulu, HI 96813	$10,700,000

JRI Equities, LLC 10188 Telesis Court, Suite 222 San Diego, CA 92121	$100,000

MJR Equities, LLC 10188 Telesis Court, Suite 222 San Diego, CA 92121	$100,000

Lawrence J. Taff 841 Bishop Street, Suite 1700 Honolulu, HI 96813	$100,000

James C. Reynolds 10188 Telesis Court, Suite 222 San Diego, CA 92121	$1,000,000

Total:	$12,000,000

EXHIBIT A

Form of Lock-Up Agreement

[            ], 2011

Pacific Office Properties Trust, Inc.

10188 Telesis Court, Suite 222

San Diego, California 92121

Credit Suisse Securities (USA) LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010

c/o	Wells Fargo Securities, LLC

301 S. College Street,

Charlotte, North Carolina 28288

c/o	Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement with Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”) and Pacific Office Properties, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), pursuant to which an offering will be made that is intended to result in an orderly market for common stock, par value $0.0001 per share (the “Securities”) of the Company, and any successor (by merger or otherwise) thereto, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, including, without limitation, units of partnership interest in the Operating Partnership, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or such other securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. (the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, including, without limitation, units of partnership interest in the Operating Partnership.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before February 28, 2011. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]